EXHIBIT 4.16

WESTLAKE CHEMICAL CORPORATION AND THE SUBSIDIARY
GUARANTORS PARTY HERETO
3.600% Senior Notes due 2022
_________________________________
Seventh Supplemental Indenture
Dated as of February 12, 2013
_________________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee

SEVENTH SUPPLEMENTAL INDENTURE dated as of February 12, 2013 (this "Seventh Supplemental Indenture"), to the Indenture dated as of January 1, 2006 (the "Indenture"), by and among WESTLAKE CHEMICAL CORPORATION, a Delaware corporation (the "Company"), each of the Subsidiary Guarantors (as defined in the Sixth Supplemental Indenture (as defined below)) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee (the "Trustee").
RECITALS OF THE COMPANY
WHEREAS, on July 17, 2012, the Company, the Subsidiary Guarantors and the Trustee executed the Sixth Supplemental Indenture, dated as of July 17, 2012, to the Indenture (the "Sixth Supplemental Indenture") in order to establish and provide for the issuance by the Company of a series of Securities designated as its 3.600% Senior Notes due 2022 (the "Notes"), guaranteed by the Subsidiary Guarantors, on the terms set forth therein;
WHEREAS, Section 9.01 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture without the consent of Holders of Securities to cure any ambiguity, omission, defect or inconsistency;
WHEREAS, the Sixth Supplemental Indenture, the form of Note attached thereto as Exhibit A (the "Form of Notes"), and Note No. 001 in the original principal amount of $250,000,000 of Notes ("Note No. 001") mistakenly omitted certain words in Section 3.12(a) and the corresponding optional redemption provisions in the Form of Notes and Note No. 001 thereby being inconsistent with the description of the Notes set forth in (i) the "Summary─The Offering─Optional Redemption" section of (x) the Preliminary Prospectus Supplement of the Company dated July 10, 2012 relating to the Notes and filed with the SEC on July 10, 2012, and (y) the Final Prospectus Supplement of the Company dated July 10, 2012 relating to the Notes and filed with the SEC on July 11, 2012, and (ii) the Final Term Sheet for the Notes dated July 10, 2012 and filed with the SEC as a "Free Writing Prospectus" on July 10, 2012;
WHEREAS, the Company and the Subsidiary Guarantors desire, pursuant to Section 9.01(1) of the Indenture, to correct Section 3.12(a) of the Sixth Supplemental Indenture and the corresponding optional redemption provisions in the Form of Notes and Note No. 001 in order to cure the omission and inconsistency described above;
WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Seventh Supplemental Indenture have been complied with; and
WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;
NOW, THEREFORE:
In consideration of the premises, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:
ARTICLE ONE
Definitions

Section 1.01.	Definitions.
Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture and the Sixth Supplemental Indenture, as the case may be.

ARTICLE TWO
Amendments

Section 2.01.	Amendment of Optional Redemption Provision.
(a)    Amendment to Section 3.12(a) of the Sixth Supplemental Indenture.
Section 3.12(a) of the Sixth Supplemental Indenture is hereby amended by replacing such Section in its entirety with the following:
"(a)    The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to April 15, 2022, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, for a Redemption Price equal to the greater of:
(i)100% of the principal amount of the Notes to be redeemed; and
(ii)the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the Notes being redeemed (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date."
(b)    Amendment to Section 5 (Optional Redemption) of the Form of Notes.
Section 5 (Optional Redemption) of the Form of Notes is hereby amended by replacing such Section in its entirety with the following:

"5.	Optional Redemption.
The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to April 15, 2022, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, for a Redemption Price equal to the greater of:

(a)	100% of the principal amount of the Notes to be redeemed; and

(b)
the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the Notes being redeemed (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.
The Company may redeem the Notes, in whole or in part, at any time and from time to time on or after April 15, 2022, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the Redemption Date."
(c)    Amendment to Section 5 (Optional Redemption) of Note No. 001.

Section 5 (Optional Redemption) of Note No. 001 is hereby amended by replacing such Section in its entirety with the following:

"5.	Optional Redemption.
The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to April 15, 2022, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, for a Redemption Price equal to the greater of:

(a)	100% of the principal amount of the Notes to be redeemed; and

(b)
the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the Notes being redeemed (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.
The Company may redeem the Notes, in whole or in part, at any time and from time to time on or after April 15, 2022, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the Redemption Date."
ARTICLE THREE
Miscellaneous

Section 3.01.	Miscellaneous Provisions.
This Seventh Supplemental Indenture is executed by the Company and the Subsidiary Guarantors, and by the Trustee upon the Company's request, pursuant to the provisions of Section 9.01 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, the Sixth Supplemental Indenture and Note No. 001, as supplemented and amended by this Seventh Supplemental Indenture, are in all respects hereby adopted, ratified and confirmed.

Section 3.02.	Governing Law.
The laws of the State of New York shall govern this Seventh Supplemental Indenture, the Notes and the related Guarantees.

Section 3.03.	No Adverse Interpretation of Other Agreements.
This Seventh Supplemental Indenture may not be used to interpret another indenture (other than the Indenture), loan or debt agreement of the Company, any Subsidiary Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Seventh Supplemental Indenture.

Section 3.04.	Duplicate Originals.
The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05.	No Recitals, etc.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.
[Remainder of Page Intentionally Left Blank]

SIGNATURES
IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ M. Steven Bender
Name:	M. Steven Bender
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Seventh Supplemental Indenture]

SUBSIDIARY GUARANTORS:
Geismar Holdings, Inc.
GVGP, Inc.
North American Pipe Corporation
Westech Building Products, Inc.
Westlake Chemical Investments, Inc.
Westlake Development Corporation
Westlake Ethylene Pipeline Corporation
Westlake Geismar Power Company LLC
By Westlake Vinyls Company LP,
its Manager
By GVGP, Inc.,
its General Partner
Westlake Longview Corporation
Westlake Management Services, Inc.
Westlake NG I Corporation
Westlake NG IV Corporation
Westlake NG V Corporation
Westlake Olefins Corporation
Westlake Petrochemicals LLC,
By Westlake Chemical Investments, Inc.,
its Manager
Westlake Pipeline Investments LLC,
By Westlake Chemical Investments, Inc.,
its Manager
Westlake Polymers LLC,
By Westlake Chemical Investments, Inc.,
its Manager
Westlake PVC Corporation
Westlake Resources Corporation
Westlake Styrene LLC,
By Westlake Chemical Investments, Inc.,
its Manager
Westlake Supply and Trading Company
Westlake Vinyl Corporation
Westlake Vinyls Company LP,
By GVGP, Inc.,
its General Partner
Westlake Vinyls, Inc.
WPT LLC,
By Westlake Chemical Investments, Inc.
its Manager

By:	/s/ M. Steven Bender
Name:	M. Steven Bender
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Seventh Supplemental Indenture]

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]